UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2009

NATIONAL PROPERTY INVESTORS 8

(Exact name of Registrant as specified in its charter)

            California                0-14554                 13-3254885

      (State or other jurisdiction (Commission            (I.R.S. Employer

         of incorporation)          File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry Into a Material Definitive Agreement

National Property Investors 8, a California limited partnership (the “Registrant”), owns Huntington Athletic Club Apartments (“Huntington Athletic Club”), a 212-unit apartment complex located in Morrisville, North Carolina. As previously disclosed, on August 28, 2009, the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Morrisville Apartments Partners, LLC, a North Carolina limited liability company (the “Purchaser”), to sell Huntington Athletic Club to the Purchaser for a total sales price of $10,500,000.

On September 28, 2009, the Registrant and Purchaser entered into a First Amendment of Purchase and Sale Contract (the “First Amendment”) pursuant to which the Registrant agreed to give the Purchaser a credit against the purchase price of $57,000.

This summary of the terms and conditions of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d) Exhibit

10.34   First Amendment of Purchase and Sale Contract between National Property Investors 8, a California limited partnership, and Morrisville Apartments Partners, LLC, a North Carolina limited liability company, dated September 28, 2009.*

*Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PROPERTY INVESTORS 8

By:  NPI EQUITY INVESTMENTS, INC.

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: October 2, 2009